Exhibit 8.1


                            MORRISON & HECKER L.L.P.
                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                                  Kansas City,
                                    Missouri
                                   64108-4606
                                 Telephone (816)
                                    691-2600
                                  Telefax (816)
                                    474-4208

                                 August 24, 1998




Kinder Morgan Energy Partners, L.P.
1301 McKinney Street, Suite 3450
Houston, Texas  77010

     Re:  Kinder Morgan Energy Partners, L.P.: Form S-3 Registration Statement

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-3, as amended, (Registration No. 333-______) (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 2,121,033 Common Units ("Common Units") representing limited partner interests in the Partnership to be sold by the selling unitholders set forth in the prospectus attached to the registration statement (the "Prospectus"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Prospectus.

     In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement and the attached Prospectus; (2) the Partnership's Second Amended and Restated Agreement of Limited Partnership dated January 14, 1998; and (3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

     In addition, our opinions are based on the facts and circumstances set forth in the Prospectus and on certain representations made by the Partnership, Kinder Morgan G.P., Inc., the Partnership's general partner, and the selling unitholders. We have not made an independent investigation of such facts. Our opinion as to the matters set forth herein could change as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.

     Our opinion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations under such Code, judicial authority and current

Kinder Morgan Energy Partners, L.P.
August 25, 1998
Page Two


administrative rulings and practice, all as of the date of this letter, and all of which may change at any time.

     Based upon and subject to the foregoing and assuming compliance with all provisions of the documents referenced above, we are of the opinion that for federal income tax purposes (i) the Partnership and its operating partnerships are and will continue to be classified as partnerships and not as associations taxable as corporations; and (ii) each purchaser of Common Units who acquires beneficial ownership of the Partnership's Common Units, and either has been admitted or is pending admission to the Partnership as an additional limited partner, or if the Common Units are held by a nominee, each purchaser of such Common Units (so long as such person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of such Units) will be treated as a partner of the Partnership for federal income tax purposes.

     Further, we are of the opinion that the discussion of federal income tax consequences set forth in the Prospectus under the heading "Material Federal Income Tax Consideration" is accurate in all material aspects as to matters of law and legal conclusions.

     This opinion may be relied upon by you, the purchasers of Common Units and the Partnership. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to this firm under the headings "Material Federal Income Tax Considerations" and "Legal Matters" in the Prospectus forming part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                           Very truly yours,

                           MORRISON & HECKER L.L.P.


                           /s/ Morrison & Hecker L.L.P.